                                                                    EXHIBIT 3.35

                          CERTIFICATE OF INCORPORATION

                                       OF

                      STONEY RIVER MANAGEMENT COMPANY, INC.
                                   * * * * *

         The undersigned natural person, acting as an incorporator of a corporation under the General Corporation Law of Delaware, hereby adopts the following Certificate of Incorporation for such corporation:

                                   ARTICLE ONE

         The name of the corporation is Stoney River Management Company, Inc.

                                   ARTICLE TWO

         The address of its registered office in the State of Delaware is 9 East Loockerman Street, in the city of Dover, County of Kent. The name of its registered agent at such address is National Registered Agents, Inc.

                                  ARTICLE THREE

         The purpose for which the corporation is organized is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

                                  ARTICLE FOUR

         The total number of shares of stock that the corporation shall have authority to issue is One Thousand (1,000) shares of Common Stock, par value $.01 per share.

                                  ARTICLE FIVE

         The name and mailing address of the sole incorporator are as follows:

                              J. James Jenkins, Jr.
                             Bass, Berry & Sims PLC
                        315 Deaderick Street, Suite 2700
                         Nashville, Tennessee 37238-0002

                                   ARTICLE SIX

         The corporation is to have perpetual existence.

                                  ARTICLE SEVEN

         In furtherance and not in limitation of the powers conferred by statute, the board of directors of the corporation is expressly authorized to make, alter or repeal the bylaws of the corporation.

                                 ARTICLE EIGHT

         Meetings of stockholders may be held within or without the State of Delaware, as the bylaws of the corporation may provide. The books of the corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the bylaws of the corporation. Election of directors need not be by written ballot unless the bylaws of the corporation so provide.

                                  ARTICLE NINE

         To the fullest extent permitted by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended, a director of the corporation shall not be liable to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director. Any repeal or modification of this ARTICLE NINE shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.

                                   ARTICLE TEN

         The corporation shall indemnify its officers, directors, employees and agents to the fullest extent permitted by the Delaware General Corporation Law.

                                 ARTICLE ELEVEN

         The corporation expressly elects not to be governed by Section 203 of the General Corporation Law of the State of Delaware.

                                 ARTICLE TWELVE

         The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation in the manner now or hereafter prescribed herein and by the laws of the State of Delaware, and all rights conferred upon stockholders herein are granted subject to this reservation.

         I, J. James Jenkins, Jr., being the incorporator herein before named, for the purpose of forming a corporation pursuant to the Delaware General Corporation Law, do make this certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 22nd day of May, 2000.

                                    /s/ J. James Jenkins, Jr.
                                    --------------------------------------------
                                    J. James Jenkins, Jr.,  Sole Incorporator